Exhibit 10.2

Warrant Agreement

by and between

Spark Networks, Inc.

and

PEAK6 Investments, L.P.

Dated as of August 9, 2016

Warrant Agreement

This WARRANT AGREEMENT (“Agreement”), dated as of August 9, 2016, is by and between SPARK NETWORKS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and PEAK6 INVESTMENTS, L.P., a Delaware limited partnership (collectively, with its registered assigns as detailed below, the “Holder”).

WHEREAS, on the date hereof, the Company and the Holder are entering into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Holder is purchasing 5,000,000 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”);

WHEREAS, simultaneously with the execution of the Purchase Agreement, and as an inducement for the Holder to make the investment, the Company is issuing to the Holder the warrant detailed below (the “Warrant”), which Warrant represents the right to purchase a number of shares of Common Stock as set forth herein; and

WHEREAS, the parties desire to enter into this Agreement to set forth, among other things, the terms and conditions of the Warrant:

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Warrant. The Company hereby certifies that, for value received, Holder is, subject to the terms and conditions of this Agreement, entitled to purchase from the Company up to a total of 7,500,000 shares (subject to adjustment as provided herein) of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an initial exercise price equal to $1.74 at any time (subject to Section 5(a) hereof) during the period (the “Exercise Period”) commencing on February 9, 2017 and terminating at 5:00 p.m., Pacific Time the first to occur of (i) on August 8, 2021 and (ii) the closing date of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any simultaneous sale of more than a majority of the then outstanding securities of the Company by the existing stockholders of the Company other than a mere reincorporation transaction (each such transaction delineated in this Section 1(ii), a “Reorganization Transaction”) (such earlier date, the “Expiration Date”); provided, however, that in the event that the Warrant has not (and will not) terminate prior to August 8, 2021 and the Holder wishes to exercise the Warrant on August 8, 2021 or within thirty (30) days prior thereto but the Holder is prohibited from exercising this Warrant as a result of the application of the Beneficial Ownership Limitation (as defined in Section 5(b)(iv) of the Warrant), then the Expiration Date of this Warrant shall automatically be extended with respect to such number of Warrant Shares that the Holder may not acquire as a result of the Beneficial Ownership Limitation until 5:00 p.m., Pacific Time on the first to occur of (i) August 8, 2022 and (ii) the closing date of a Reorganization Transaction (provided, further, that the Holder, in such case, shall exercise this Warrant on August 8, 2021 with respect to the maximum number of Warrant Shares that the Holder is permitted to exercise in compliance with the Beneficial Ownership Limitation).  The term “Warrant Price” as used in this Agreement shall mean the exercise price per share at which Common Stock may be purchased at the time this Warrant is exercised. The Warrant Price and the number of Warrant Shares may be adjusted from time to time in accordance with Section 6. The parties agree that the Warrant was not issued to the Holder in consideration for or in connection with the performance of any services by the Holder to the Company or any of its Affiliates (as defined below) and the parties agree to treat the Warrant accordingly for all legal, tax and accounting purposes.

2.    Definitions.  In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the respective meanings given to such terms in the Purchase Agreement.

3.    Registration of Warrant.  The Company shall register the Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time.  The Warrant Register also shall set forth the address of the Holder, as provided by the Holder to the Company. The Company may deem and treat the registered Holder of record of the Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall register in the Warrant Register the exercise (pursuant to Section 5) or the transfer (pursuant to Section 7) of all or any portion of the Warrant.

4.    Duration of Warrant.  Subject to Section 5 and Section 6, the Warrant may be exercised only during the Exercise Period. The Warrant, if not exercised on or before the Expiration Date, shall become void, and all rights under the Warrant shall cease at 5:00 p.m. Pacific Time on the Expiration Date.

5.    Vesting of Warrant; Exercise of Warrant and Issuance of Warrant Shares

(a)   Vesting. Except as expressly set forth in this Agreement, the Warrant and the rights of the Holder to purchase Warrant Shares hereunder shall immediately and automatically (without any action of the Holder or the Company) vest with respect to one-half of the Warrant Shares and become exercisable with respect to such shares on the first Business Day after which the Closing Sale Price (as defined below) has equaled $2.50 per share (the “First Vesting Threshold”) or higher each Business Day during at least fifteen (15) of the preceding thirty (30) consecutive Business Days (such date, the “First Vesting Date”) and shall vest with respect to all remaining Warrant Shares and become exercisable with respect to such remaining shares on the first Business Day after which the Closing Sale Price (as defined below) has equaled $3.50 per share (the “Second Vesting Threshold” and collectively with the First Vesting Threshold, the “Vesting Thresholds”) or higher each Business Day during at least fifteen (15) of the preceding thirty (30) consecutive Business Days (such date, the “Second Vesting Date”); provided, however, that:

(i)the rights of the Holder to purchase Warrant Shares hereunder shall automatically (without any action of the Holder or the Company) vest and become exercisable immediately prior to the closing of a Reorganization Transaction (other than a Reorganization Transaction led, co-led or sponsored by Holder or its Affiliates (as defined below)), even if such Reorganization Transaction occurs prior to February 8, 2017 with respect to (A) all of the Warrant Shares, if such closing shall occur during the period beginning on the date hereof through the date that is two (2) years from the date hereof and (B) one-half of the Warrant Shares if (x) such closing shall occur during the period from the day immediately following the two (2) year anniversary of this Agreement through the date that is three (3) years following the date hereof, (y) neither Vesting Threshold has been achieved and (z) the per share consideration to be paid in connection with such Reorganization Transaction is less than $2.50 per share (for the avoidance of doubt, there shall be no acceleration of vesting pursuant to this Section 5(a)(i) in connection with any Reorganization Transaction to be consummated at any time after the three (3) year anniversary of this Agreement);

(ii)the rights of the Holder to purchase Warrant Shares hereunder shall automatically (without any action of the Holder or the Company) vest and become exercisable immediately prior to the closing of a Reorganization Transaction, even if such Reorganization Transaction occurs prior to February 8, 2017, with respect to (A) one-half of the Warrant Shares if the per share consideration to be paid in connection with such Reorganization Transaction is equal to or greater than $2.50 per share but less than $3.50 per share and (B) all of the Warrant Shares if the per share consideration to be paid in connection with such Reorganization Transaction is equal to or greater than $3.50 per share; and

(iii)in the event that either (i) the Common Stock is not listed or quoted on an Exchange (other than as a result of a Reorganization Transaction), or (ii) the Management Services Agreement between the Holder and the Company is terminated pursuant to Section 5(b) thereof (“Termination for Cause by PEAK6”), then in either case, the rights of the Holder to purchase Warrant Shares hereunder shall, in such case, immediately and automatically (without any action of the Holder or the Company) vest and become exercisable with respect to all of the Warrant Shares.

To the extent that the Warrant Price is adjusted pursuant to Section 6 below, the Vesting Thresholds shall also be adjusted in a like manner on a proportional basis.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday on which the financial markets in New York City are closed.  “Closing Sale Price” shall mean the per share closing sale price of the Common Stock on the exchange (the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board) or other national securities or over-the-counter exchange on which the Common Stock is then listed (each, an “Exchange”).

(b)   Exercise.

(i)To the extent the rights of the Holder to purchase Warrant Shares pursuant to the Warrant have vested pursuant to Section 5(a) and subject to this Section 5(b), the Warrant may be exercised in whole or in part from time to time by the Holder.

(ii) Holder may exercise the Warrant by delivering to the Company an exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), appropriately completed and duly executed, and by paying in full the Warrant Price for each full Warrant Share as to which the Warrant is exercised by wire transfer of immediately available funds, in certified check or bank draft payable to the order of the Company.

(iii)If at any time after the date hereof there is no effective Registration Statement on Form S-3 (or similar form) registering, or no current  prospectus available for, the issuance of the Warrant Shares to Holder, then the Warrant may also be exercised at such time by means of a “cashless  exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing (A - B) (X) by (A), where:

(A)  =  the VWAP on the Trading Day immediately preceding the date of such election;

(B)  = the Exercise Price of the Warrant, as adjusted; and

(X)  = the number of Warrant Shares for which the Holder has elected to exercise the Warrant in accordance with the terms of this Agreement by means of a cash exercise rather than a cashless exercise.

For the purposes of this Section 5(b)(iii), the following definitions shall apply:

a)“Trading Day” means a day on which the Common Stock is traded on an Exchange.

b)“VWAP” means, for any date, the price determined by the first of the following clauses that applies:  (i) if the Common Stock is then listed or quoted on an Exchange, the daily volume weighted average price of the Common Stock for such date (or, if such date is not a Trading Day, the nearest preceding Trading Day) on the primary Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg  L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time);  (ii) if the Common Stock is not then listed or quoted on an Exchange and if prices for the Common Stock are then reported in the “Pink” market published by OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Holder and reasonably acceptable to the Company and whose fees and expenses shall be borne by the Company (such value as determined pursuant to this clause (iii), the “Fair Market Value”).

(iv)Notwithstanding any other provision hereof, the Holder will only be permitted to exercise this Warrant to the extent that following such exercise, the Holder, together with such Holder's Affiliates (as defined below), would own beneficially not more than 29.99% of the then outstanding Common Stock (the “Beneficial Ownership Limitation”); provided, however, that such Beneficial Ownership Limitation shall permanently terminate immediately upon the receipt of Stockholder Approval (as defined below) and the Holder shall thereafter be permitted to exercise the right to purchase all Warrant Shares under this Warrant.  For the avoidance of doubt, for the purposes of this Section 5(b)(iv), the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall exclude the number of shares of Common Stock which would be issuable upon  exercise of the remaining, non-exercised portion of the Warrant held by the Holder.  Except as set forth in the preceding sentence, for purposes of this Section 5(b)(iv), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, as amended, and the rules and regulations promulgated thereunder.  “Stockholder Approval” shall mean the approval by the stockholders of the Company of the removal of the Beneficial Ownership Limitation as required by the rules of the New York Stock Exchange or the NYSE MKT, as applicable.

(v)Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant is to be made in connection with a Reorganization Transaction, such exercise may at the election of the Holder be conditioned upon the consummation of such Reorganization Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Reorganization Transaction.

(c)   Issuance of Common Stock on Exercise. As soon as practicable after the exercise of the Warrant and the clearance of the funds in payment of the Warrant Price, and in any event within thirty (30) days, the Company shall issue to the Holder of the Warrant a certificate or certificates for the number of full shares of Common Stock to which it is entitled, registered in such name or names as may be directed by the Holder, and, if the Warrant shall not have been exercised in full, the Company shall register in the Warrant Register a new warrant to purchase Common Stock, of like tenor, having the same date and form as the Warrant and otherwise having the same terms and conditions as the Warrant (any such new warrant, a “New Warrant”), for the number of Warrant Shares as to which the Warrant shall not have been exercised. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(d)   Valid Issuance. The Company covenants that all Common Stock issued or delivered upon the proper exercise of the Warrant shall be newly issued shares or shares held in treasury by the Company, duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock. “Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such person or entity under any conditional sale, trust receipt or other title retention agreement with respect to any property or asset of such person or entity.

(e)   Date of Issuance. Each person or entity in whose name any certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant is surrendered and payment of the Warrant Price is made, irrespective of the date of delivery of such certificate for such Warrant Shares, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Company shall, upon request of the Holder, use its reasonable best efforts to cause the ownership of the Warrant Shares to be recorded upon exercise in book entry form rather than through the issuance of physical stock certificates to the extent such book entry interests are able to continue to bear required restrictive legends.

(f)   Issuance Conditioned Upon Compliance with Securities Laws; Accredited Investor. The Warrant and the Warrant Shares issuable upon the exercise of the Warrant have not been and will likely not be registered under the Securities Act of 1933, as amended, (the “Securities Act”) or under any state securities law. The Holder acknowledges that the Company is issuing the Warrant and the Warrant Shares without such registration pursuant to the exemption to the Securities Act’s registration requirements set forth in Section 4(a)(2) of the Securities Act and pursuant to similar exemptions under applicable state securities laws. The Holder hereby affirms, represents and warrants that it is an “accredited investor” as such term is defined in accredited investor is defined in Rule 501 of Regulation D of the Securities Act. The Warrant and Warrant Shares purchased upon the exercise of the Warrant may not be sold or otherwise transferred unless they are registered or unless the sale or transfer is conducted in a transaction exempt from these registration requirements. The Warrant Shares shall bear a legend stating that the Warrant Shares have not been registered under the Securities Act or state securities laws and stating such restrictions on sale or transfer. The Holder represents to the Company that it is acquiring the Warrant and will acquire the Warrant Shares for its own account and for investment purposes only and not with a view toward the resale or other distribution of the Warrant or Warrant Shares.

(g)   Listing of Warrant Shares. In the time and manner required by any Exchange on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), the Company shall prepare and file with such Trading Market an additional shares listing application covering all the Common Stock issuable upon exercise of the Warrant and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Stock issuable upon exercise of the Warrant to be promptly approved for listing on the Trading Market at all times.

6.    Certain Adjustments.  The number of Warrant Shares issuable upon exercise of the Warrant, as well as the Warrant Price, is subject to adjustment from time to time as set forth in this Section 6.

(a)   Split-Ups. If, after the date hereof, there is a stock dividend or distribution on the outstanding shares of Common Stock or on the outstanding shares of any other class of common stock of the Company (collectively, the “Company Common Stock”), which dividend or distribution is paid or otherwise made in the form of any class of Company Common Stock or any security convertible into or exchangeable for Company Common Stock (“Convertible Securities”),

or there is a split-up or sub-division of any class of Company Common Stock or other similar event, then, on the effective date of such stock dividend, distribution, split-up, sub-division or similar event, the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such resulting increase in the outstanding shares of the Company Common Stock (or, in the case of a dividend or distribution in the form of Convertible Securities, in proportion to such resulting increase in the outstanding shares of the Company Common Stock assuming the conversion or exchange into Company Common Stock of all Convertible Securities issued as such dividend or distribution (net of any conversion or exercise price payable in kind)), subject to the provisions of Section 6(f).

(b)   Reclassifications.  In case of any reclassification, capital reorganization, change in the capital stock or similar transaction of or involving the Company (other than (i) as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above, or (ii) a Reorganization Transaction), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of Company Common Stock as were purchasable by the holder of this Warrant immediately before such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)   If the Company shall fix a record date for the making of a dividend or distribution to all holders of shares of Company Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (other than as a result of a subdivision, combination, or stock dividend or distribution provided for in Section 6(a) or (b) above), in each such case, the Warrant Price in effect prior to such record date shall be reduced immediately upon occurrence of the record date to the price determined by multiplying the Warrant Price in effect immediately prior to the reduction by the quotient of (x) the Closing Sale Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value (determined by a nationally recognized independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company and whose fees and expenses shall be borne by the Company) of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) such Closing Sale Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Warrant Shares shall be increased to the number obtained by multiplying the Warrant Shares immediately prior to such adjustment by the quotient of (x) the Warrant Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Warrant Price determined in accordance with the immediately preceding sentence.

(d)   Aggregation of Shares. If, after the date hereof, the number of outstanding shares of Company Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of any class of Company Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding Company Common Stock, subject to the provisions of Section 6(g).

(e)   Warrant Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrant is adjusted, as provided in Section 6(a) - Section 6(c), the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

(f)   Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of the Warrant, the Company shall thereafter give prompt written notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 6(a), 6(b) ,6(c), or 6(d), the Company thereafter shall give written notice of the occurrence of such event to the holder of record of the Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event.  In the event (i) that the Warrant has vested pursuant to Section 5(a) of this Agreement and the Company shall take a record of the holders of its Company Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend; or (ii) of any Reorganization Transaction (as defined below), the Company shall, in each such case, send or cause to be sent to the Holder at least 5 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend and a description thereof, or (B) the effective date on which such Reorganization Transaction is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of the Company Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Company Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Reorganization Transaction, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

(g)   No Fractional Shares. Notwithstanding any provision contained herein to the contrary, the Company shall not issue fractional shares upon the exercise of the Warrant. If, by reason of any adjustment made pursuant to this Section 6, the holder of record of the Warrant would be entitled, upon the exercise of the Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of shares of Common Stock to be issued to the Holder or (ii) in lieu of such fractional share interests, pay to the Holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which the Holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.

(h)   Other Events. If any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 6 are strictly applicable, but which would require an adjustment to the terms of the Warrant in order to (i) avoid an adverse impact on the Warrant and (ii) effectuate the intent and purpose of this Section 6, then the Board of Directors of the Company (the “Board”) shall make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 6; provided, that no such adjustment pursuant to this Section 6(g) shall increase the Warrant Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 6 or otherwise adversely impact the Holder.

7.    Transfers.

(a)   Assignment Form; Registration. The Warrant may be offered for sale, sold, transferred or assigned only with the prior written consent of the Company (upon the approval of a majority of the members of the Board); provided, however, that the Warrant may be transferred or assigned (i) with respect to any Warrant Shares for which the Warrant is vested (but only to the extent vested) or (ii) to any person or entity controlling, controlled by or under common control with the Holder (any such person, an “Affiliate” of the Holder) or to any limited partner of the Holder. Any transfer of the Warrant shall be in compliance with applicable securities laws and shall be subject to this Section 7. With respect to any transfer made in compliance with this Section 7(a), the Company shall register such transfer in the Warrant Register, with the Form of Assignment attached hereto as Exhibit B duly completed and signed (each, an “Assignment Form”), to the Company at its address specified herein.  Upon any such registration of transfer, a New Warrant evidencing the portion of the Warrant so transferred shall be recorded in the name of the transferee and a New Warrant evidencing the remaining portion of the Warrant not so transferred, if any, shall be recorded to the transferring holder in the Warrant Register. The acceptance of any New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of the Warrant. In the event the Holder transfers or grants any interest (whether economic or otherwise) in the Warrant to an Affiliate or any other person, the Holder shall notify the Company in writing no later than the date on which such transfer or grant occurs in order to enable the Company to determine if any public disclosure or securities filings are required to be as a result of such transfer by the Company or any executive officer or director of the Company.

(b)   Service Charges. No service or other charge shall be made for any registration of transfer of the Warrant.

(c)   Closing of Transfer Books. The Company will at no time close its transfer books against the transfer of the Warrant in any manner that interferes with the timely exercise thereof.

8.    Other Provisions Relating to Rights of the Holder.

(a)   No Rights as Stockholder; Limitation on Liability. The Warrant does not entitle the Holder (nor any holder thereof) to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

(b)   Reservation of Common Stock. The Company covenants that it shall at all times reserve and keep available, free from preemptive or similar rights, a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of the Warrant.

9.    Successors. Subject to the other terms and conditions of this Agreement, all the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.

10.    Notices.  All notices, statements or other documents which are required or contemplated by this Agreement (including without limitation the delivery of any Exercise Notice or Assignment Form and the issuance of any New Warrant)  to be given, delivered or made by the Company or the Holder to the other (each a “Notice”) shall be in writing and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission or electronic mail, provided confirmation of delivery is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 10; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

Spark Networks, Inc.
11150 Santa Monica Blvd., Suite 600
Los Angeles, CA 90025
Attention: Robert O’Hare, Chief Financial Officer
Email: rohare@spark.net
Telephone: (310) 893-0550

with a copy to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Murray A. Indick & John M. Rafferty
Telephone: (415) 268-7096
E-mail: MIndick@mofo.com; JRafferty@mofo.com

If to the Holder:

PEAK6 Investments, L.P.
141 W. Jackson Blvd., Suite 500
Chicago, IL 60604
Attention: Matt Hulsizer & Jay Coppoletta
Telephone: 312-444-8444 or 312-444-8868
E-mail: mhulsizer@peak6.com; legal@peak6.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attention: Shilpi Gupta
Telephone: (312) 407-0700
E-mail: shilpi.gupta@skadden.com

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 10.  Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

11.    Applicable Law. THIS AGREEMENT AND THE WARRANT ISSUED HEREBY SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF ANY STATE.

12.    Consent to Jurisdiction, Venue and Service of Process. The Company and the Holder irrevocably (i) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Warrant issued hereunder may be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware, (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding, and (iii) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company and the Holder also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the respective address set forth for such party in Section 10. The Company and the Holder agree that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in appropriate jurisdictions by suit on the judgment or in any other manner provided by law.  All mailings under this Section 12 shall be by certified mail, return receipt requested.

13.    Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holder of the Warrant any right, remedy, or claim under or by reason of the Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the holder of the Warrant, each of whom is a third party beneficiary of this Agreement.

14.    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

16.    Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, upon the approval of a majority of the members of the Board, and (ii) the Holder.

17.    Miscellaneous. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement, the Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and Holder have caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.

SPARK NETWORKS, INC.

By: /s/ Robert W. O’Hare
Name: Robert W. O’Hare
Title: Chief Financial Officer

PEAK6 Investments, L.P.

By: /s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development & Legal Officer

EXHIBIT A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase Warrant Shares)

To Spark Networks, Inc.:

The undersigned is the Holder of the Warrant (the “Warrant”) issued by Spark Networks, Inc., a Delaware corporation (the “Company”), which accompanies this Exercise Notice.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Agreement.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.
2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.
3.	The undersigned Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.
4.	The undersigned Holder confirms to the Company the following checked representations and agreements are true as of the date hereof:

__ It is acquiring Warrant Shares whose issuance upon exercise of the Warrant has been registered on an effective registration statement under the Securities Act.

OR

__ It (A) is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act OR (B) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment; AND

__ It is acquiring the Warrant Shares for itself and does not intend to re-offer or re-sell the Warrant Shares in connection with a distribution; AND

__ It understands that each Warrant Share is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under U.S. federal securities laws and applicable regulations the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances; AND

__ It is understood that certificates evidencing the Warrant Shares will bear any appropriate restrictive legend(s).

5.	Pursuant to this exercise, the Company shall deliver to the undersigned Holder _______________ Warrant Shares in accordance with the terms of the Warrant Agreement and the Warrant.
6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated:	Name of Holder:

(Print)

By:
Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

[FOR VALUE RECEIVED,] the undersigned hereby [sells], assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ Warrant Shares to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Spark Networks, Inc. (the “Company”) with full power of substitution in the premises.

In connection with any transfer of the Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check All That Apply]

(1) ___to the Company; or

(2) ___to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)); or

(3) ___pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4) ___pursuant to an effective registration statement under the Securities Act.

If the box is checked below, the undersigned confirms and represents to the Company that the Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 of the Securities Act.

¨The transferee is not an “affiliate” of the Company as defined in Rule 144 of the Securities Act.

Dated:

Address of Transferee

In the presence of: